UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 22, 2013

Rouse Properties, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	1-35278 (Commission File Number)	90-0750824 (IRS Employer Identification No.)

1114 Avenue of the Americas, Suite 2800 New York, New York (Address of principal executive offices)	10036 (Zip Code)

Registrant's telephone number, including area code:  (212) 608-5108

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Secured Credit Agreement

On November 22, 2013, Rouse Properties, L.P., the operating partnership (the “Operating Partnership”) of Rouse Properties, Inc. (the “Company”), entered into a secured credit agreement (the “Secured Credit Agreement”) with KeyBank National Association, as Administrative Agent, and the other agents and lenders named therein.  The Secured Credit Agreement provides for extensions of credit, including borrowings and the issuance of letters of credit, on a revolving basis of up to $250 million (the “Revolving Credit Facility”, and loans thereunder, “Revolving Loans”) and a senior secured term loan of $260 million (the “Term Loan”).  The proceeds of the Revolving Credit Facility and the Term Loan will be used, among other things, to refinance existing indebtedness of the Company and its subsidiaries, as working capital of the Company and its subsidiaries and to fund general corporate purposes of the Company and its subsidiaries.  It is anticipated that approximately $71 million of the Term Loan will be funded to repay the indebtedness secured by the Company’s Southland Mall (CA) property prior to the maturity of such indebtedness on January 3, 2014.

The Operating Partnership will have the option, subject to the satisfaction of certain conditions precedent, to exercise an “accordion” provision to increase the commitments under the Revolving Credit Facility and/or incur additional term loans in an aggregate amount of up to $250 million, such that the aggregate amount of the commitments and outstanding loans under the Secured Credit Agreement does not exceed $760 million.

The Revolving Loans and the Term Loan each bear interest as set forth in the Secured Credit Agreement at a per annum rate, as selected by the Operating Partnership, equal to either a floating rate equal to an applicable base rate plus a spread of 0.85%-2.00%, or the London Interbank Offered Rate determined for the applicable interest period plus a spread of 1.85%-3.00%, in each case based upon an established leverage ratio grid.  At the election of a majority of the lenders under the Secured Credit Agreement, the default interest rate following an event of default under the Secured Credit Agreement will be equal to 3.00% more than the then-applicable interest rate.

The obligations of the Operating Partnership under the Secured Credit Agreement are initially secured by a first priority lien and security interest on 14 properties owned by direct and indirect wholly-owned subsidiaries of the Operating Partnership (the “Mortgage Collateral”).  It is anticipated that Southland Mall (CA) will be added as part of the Mortgage Collateral upon the repayment of its existing indebtedness referenced above.  The Company and certain of its direct and indirect wholly-owned subsidiaries serve as guarantors of the payment and performance of the Operating Partnership under the Secured Credit Agreement.

The Secured Credit Agreement contains representations and warranties, affirmative and negative covenants and defaults that are customary for such a real estate loan.  In addition, the Secured Credit Agreement requires compliance with certain financial covenants, including borrowing base availability, maximum leverage ratio, minimum ratio of adjusted consolidated earnings before interest, tax, depreciation and amortization to fixed charges, minimum tangible net worth, minimum mortgaged property requirement, maximum unhedged variable rate debt and maximum recourse indebtedness.  Upon the occurrence of an event of default under the Secured Credit Agreement, the Administrative Agent and the lenders will have customary remedial rights, including the right to accelerate borrowings thereunder.

The Revolving Credit Facility matures on November 21, 2017, which maturity date may be extended at the option of the Operating Partnership until November 21, 2018 upon the satisfaction of certain conditions precedent.  The Term Loan matures on November 21, 2018.

The description of the Secured Credit Agreement is qualified in its entirety by reference to the full text of the Secured Credit Agreement, which is filed as an exhibit to this Current Report on Form 8-K and is hereby incorporated by reference.

Repayment and Termination of Senior Secured Credit Facility

Concurrently with the effectiveness of the Secured Credit Facility, a portion of the proceeds of the Term Loan were used to repay all of the obligations under and to terminate the Company’s existing senior secured credit facility dated January 12, 2012 with a syndicate of banks as lenders and Wells Fargo Bank, National Association as administrative agent (the “Prior Senior Secured Credit Facility”).  The Prior Senior Secured Credit Facility provided for borrowings on a revolving basis of up to $150.0 million and a senior secured term loan of $187.9 million.   As of November 22, 2013, no amounts were drawn on the revolver.  See the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 for additional information regarding the terms of the Prior Senior Secured Credit Facility.  In connection with the termination of the Prior Senior Secured Credit Facility, the Company paid $390,461 in prepayment fees.

Termination of Subordinated Revolving Credit Facility

In connection with entering into the Secured Credit Agreement, the Company terminated its  existing subordinated revolving credit facility with Trilon (Luxembourg) S.a.r.l., an affiliate of Brookfield Asset Management, Inc. (the “Subordinated Revolving Credit Facility”).  The Subordinated Revolving Credit Facility provided for borrowings on a revolving basis of up to $100 million.  There were no amounts outstanding under the Subordinated Revolving Credit Facility and the termination did not require the payment of any prepayment or termination fees.  See the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 for additional information regarding the terms of the Subordinated Revolving Credit Facility.

Item 1.02.	Termination of a Material Definitive Agreement.

The information disclosed in this Current Report under Item 1.01 is incorporated by reference into this Item 1.02.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in this Current Report under Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

Exhibit Number	Description

10.1	Secured Credit Agreement, dated as of November 22, 2013, among Rouse Properties, L.P., as Borrower, KeyBank National Association, as Administrative Agent, and the Other Lenders party thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 26, 2013	ROUSE PROPERTIES, INC.

	By:	/s/ Susan Elman
		Name:	Susan Elman
		Title:	Executive Vice President and General Counsel

Exhibit Index

Description

10.1	Secured Credit Agreement, dated as of November 22, 2013, among Rouse Properties, L.P., as Borrower, KeyBank National Association, as Administrative Agent, and the Other Lenders party thereto